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                                                                    Exhibit 4.11

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 901 OR REGULATIONS UNDER THE SECURITIES ACT IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (i) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (ii) IN COMPLIANCE WITH ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

No. W-_________ SERIES B PREFERRED STOCK PURCHASE WARRANT As of August 30, 1999
                           CYTOKINETICS, INCORPORATED

         THIS CERTIFIES that, for value received, The Magnum Trust (the "Holder") or its assigns, is entitled to subscribe for and purchase, from Cytokinetics, Incorporated, a Delaware corporation (the "Company"), shares of the Company's Series B Preferred Stock, upon the terms and subject to the conditions set forth herein, at any time on or after the date of this Warrant, and on or before, but in no case after August 30, 2006.

         1. Exercise Price; Number of Warrant Shares. The purchase price of one share of Series B Preferred Stock under this Warrant shall be $2.90 per share, subject to adjustment pursuant to Sections 7 and 8 (such price as it shall be adjusted, the "Exercise Price"). The number of shares of Series B Preferred Stock purchasable upon exercise of this Warrant is 100,000, which shares upon such purchase shall be fully paid and non-assessable (the "Warrant Shares").

         2.       Exercise, of Warrant.

                  (a) Exercise Procedure. The purchase rights represented by this Warrant are exercisable by the Holder or its assignee, in whole or in part, at any time before August 30, 2006, by the surrender of this Warrant and a Notice of Exercise in the form attached as Exhibit A duly executed at, the office of the Company in South San Francisco, California (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price of the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder, if any, at the time of exercise in an amount equal to the Exercise Price of the shares thereby purchased or pursuant to the net exercise proceeding set forth in Section 2(b), below); whereupon the Holder shall be entitled to receive a certificate for the number of shares of Series B Preferred Stock so purchased. If this Warrant is exercised as to only a portion of the shares for which it is exercisable, the Company shall, upon such exercise, deliver to the Holder a new Warrant representing the remaining shares for which the Warrant shall then be exercisable. This Warrant shall be deemed to have been exercised

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immediately prior to the close of business on the date of delivery of such
Notice of Exercise and payment as provided above, and the person entitled to receive the shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to such person a certificate for the number of shares issuable upon such exercise.

                  (b)      Net Exercise.

                           (1)      In lieu of the cash payment set forth in
Section 2(a) above, the Holder shall have the right ("Conversion Right") to convert this Warrant or any portion thereof (without payment of any kind) into that number of shares of Series B Preferred Stock equal to (i) the product of
(A) the number of shares of Series B Preferred then issuable upon such whole or partial exercise of this Warrant and (B) the excess, if any, of (X) the Market Price Per Share (as determined pursuant to Section 2(b)(3) below) with respect to the date of conversion over (Y) the Exercise Price in effect on the business day next preceding the date of conversion, divided by (ii) the Market Price Per Share with respect to the date of conversion.

                           (2)      Manner of Conversion. The conversion rights
provided for in this Section 2(b) may be exercised in whole or in pan and at any time and from time to time while any portion of this Warrant remains outstanding. In order to exercise its conversion rights under this Section, the Holder shall surrender to the Company, at its offices, this Warrant certificate accompanied by a duly completed Notice of Conversion in the form annexed hereto as Exhibit B. The Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Warramholder (i) a certificate or certificates representing the number of shares of Series B Preferred to which the Warrantholder shall be entitled as a result of the conversion, and (ii) if the Warrant certificate is being converted in part only, a new certificate of like tenor and date for the balance of the unconverted portion of the Warrant certificate.

                           (3)      Market Price Per Share. As used herein, the
"Market Price Per Share" on any date shall mean the fair market value of each share of Series B Preferred Stock as determined in good faith by the Board of Directors of the Company, provided that, after the Company's registration and sale of shares of its Common Stock pursuant to a public offering, the term "Market Price Per Share" shall mean the closing price per share of the Company's Common Stock for the trading day immediately preceding the date of exercise. The closing price for each such day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or, in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on NASDAQ or any comparable system, or if such Common Stock is not reported on NASDAQ, or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then "Market Price Per

Share" shall be equal to the fair market value of such Common Stock as determined in good faith by the Board of Directors of the Company.

         3.       Restrictions on Transfer.

                  (a) Investment Representation. The Holder agrees that the Holder will not offer, sell or otherwise dispose of this Warrant or any securities issued on exercise of this Warrant except under circumstances which will not result in a violation of the Securities Act. Upon exercise of this Warrant, the Holder shall confirm in writing, by executing the form attached as Exhibit C hereto, that the securities purchased thereby are being acquired for investment solely for the Holder's own account and not as a nominee for any other Person, and not with a view toward distribution or resale.

                  (b) Certificate Legends. This warrant and all securities issued upon exercise of this Warrant (unless registered under the Securities
Act) shall be stamped or imprinted with a legend in substantially the following form (in addition to any legends required by applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                  (c) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any securities issued upon exercise of this Warrant before an initial public offering, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration under the Securities Act or qualification under any applicable state securities laws of this Warrant or such shares, as the case may be, and indicating whether or not under the Securities Act certificates for this Warrant or such shares, as the case may be, to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Securities Act. Each certificate representing this Warrant or the securities thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act, unless in the aforesaid reasonably satisfactory opinion of counsel for the Holder or the security holder, as the case may be, such legend is not necessary in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restriction.

                  4. No Rights as Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise; provided, however, that the Holder shall have "piggy-back" registration rights equivalent to those given to holders of Series B Preferred Stock pursuant to that certain First Amended and Restated Investors' Rights Agreement dated August 30,1999 by and among such holders and the Company, as the same may be amended from time to time (the "Rights Agreement"), and, provided further, that the Holder shall be bound by the transfer restrictions set forth in the Rights Agreement, including, without limitation, the Market Stand-Off provisions contained therein.

                  5. Loss. Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall make and deliver a new Warrant of like tenor in lieu of this Warrant.

                  6. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  7.       Change of Control, Qualified IPO and Anti-Dilution.

                           (a)      Merger, Sale of Assets, etc. If at any time
after the date hereof the Company proposes to merge with or into any other corporation, effect a consolidation or acquisition with or into any other entity, which merger, consolidation or acquisition is of 100% of the voting securities of the Company (a "Termination Transaction"), the Company shall give the Holder written notice ("Merger Notice") of such impending transaction not later than thirty (30) days prior to the closing of such transaction. The Merger Notice shall describe the material terms and conditions of the impending transaction, including the price and aggregate value of securities and other consideration to be received by holders of Series B Preferred stock, by holders of Common Stock and by the Holder for the shares underlying this Warrant on an as exercised basis, and the Company shall thereafter give the Holder prompt notice of any material changes to such terms and conditions. If this Warrant has not been exercised or converted prior to the closing of a Termination Transaction that is the subject of such a Merger Notice, this Warrant shall terminate. Notwithstanding anything to the contrary in this Section 7(a), if, after the closing of a Termination Transaction, the shareholders of the Company prior to the closing will hold securities representing more than 50% of the voting control of the surviving entity, this warrant shall not terminate. In the event of such a non-terminating transaction, and in the event of a transaction of the sale or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder hereof shall have the right thereafter, by exercising this Warrant (in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon exercise of this Warrant) to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such transaction by any holders of Series B Preferred Stock or holders of Common Stock, as applicable. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 7(a) shall similarly apply to successive transactions, unless this Warrant is first terminated pursuant this Section 7(a).

                  (b) Splits and Combinations. If the Company at any time subdivides any of its outstanding shares of Series B Preferred Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, if the outstanding shares of Series B Preferred Stock are combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Upon any adjustment of the Exercise Price under this
Section 7(b), the number of shares of Series B Preferred Stock issuable upon exercise of this Warrant shall equal the number of shares determined by dividing
(i) the aggregate Exercise Price payable for the purchase of all shares issuable upon exercise of this Warrant immediately prior to such adjustment by (ii) the Exercise Price per share in effect immediately after such adjustment.

                  (c) Reclassifications. If the Company changes any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately and proportionately adjusted.

                  (d) Dividends and Distribution. If the Company declares a non-cash dividend or other distribution on the Series B Preferred Stock or the Company's Common Stock or if a dividend or other distribution on the Series B Preferred Stock or the Company's Common Stock occurs (other than a cash dividend) then, as part of such dividend or distribution, lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof, in addition to the number of shares of Series B Preferred Stock receivable thereupon and without payment of any additional consideration, the amount of the dividend or other distribution to which the holder of the number of shares of Series B Preferred Stock obtained upon exercise hereof, and the holder of the number of shares of Common Stock into which such Series B Preferred Stock shall be convertible, would have been entitled to receive had the exercise occurred as of the record date for such dividend or distribution.

                  (e) Liquidation; Dissolution. If the Company shall dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant effective as of the date of such dissolution, liquidation or winding up. If any such dissolution, liquidation or winding up results in any cash distribution to the Holder in excess of the aggregate Exercise Price for the shares of Series B Preferred Stock for which this Warrant is exercised, then the Holder may, at its option, exercise this Warrant without making payment of such aggregate Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider such aggregate Exercise Price to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such aggregate Exercise Price from the amount payable to the Holder.

                  (f) Other Dilutive Events. If any event occurs as to which the other provisions of this Section 7 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the Company's regular auditors) which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 7, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

                  (g)      Certificates and Notices.

                           (i)      Adjustment Certificates. Upon any adjustment
of the Exercise Price and/or the number of shares of securities purchasable upon exercise of this Warrant, a certificate signed by (A) the Company's President and Chief Financial Officer, or (B) any independent firm of certified public accounts of recognized national standing the Company selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Holder and shall specify the adjusted Exercise Price and the number of shares of securities purchasable upon exercise of the Warrant after giving effect to the adjustment.

                           (ii)     Extraordinary Corporate Events. If the
Company, after the date hereof, proposes to effect (A) any transaction described in Section 7(c) hereof, (B) a liquidation, dissolution or winding up of the Company described in Section 7(f) hereof, (C) a sale of assets transaction described in Section 7(a) hereof, or (D) any public offering of securities of the Company or any payment of a dividend or distribution with respect to Series B Preferred Stock or Common Stock of the Company, then, in each such case, the Company shall mail to the Holder a notice describing such proposed action and specifying the date on which the Company's books shall close, or a record shall be taken, for determining the holders of stock entitled to participate in such action, or the date on which such reclassification, liquidation, dissolution, winding up or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of stock of record shall be entitled to receive securities and/or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed to the Holder at least thirty (30) days prior to the record date for such action in the case of any action described in clause (A) or clause (C) above, and in the case of any action described in clause (B) above, at least fifteen (15) days prior to the date on which the action described is to take place and at least fifteen
(15) days prior to the record date for determining holders of Series B Preferred Stock or Common Stock entitled to receive securities and/or other property in connection with such action.

                  (h) No Impairment. The Company shall not, by amendment of the Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

                  (i) Application. Except as otherwise provided herein, all sections of this Section 7 are intended to operate independently of one another. If an event occurs that requires the application of more than one section, all applicable sections shall be given independent effect.

                  (j) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it shall reserve from its authorized and unissued Series B Preferred Stock and Common Stock a sufficient number of shares to provide for the issuance of Series B Preferred Stock upon the exercise of this Warrant and issuance of Common Stock upon conversion of such Series B Preferred Stock.

         8. Exercise Price Adjustment. The number of shares of Common Stock issuable upon conversion of the Warrant Shares and the terms for such conversion, shall be subject to adjustment from time to time in the manner governing the Company's Series B Preferred Stock in the Company's Certificate of Incorporation. The provisions set forth for the Warrant Shares in the Company's Certificate of Incorporation relating to the above adjustments, as of the date of this Warrant, shall not be amended, modified or waived without the prior written consent of the Holder, unless such amendment, modification or waiver is in accordance with the Company's Certificate of Incorporation and applicable law and affects the Holder in the same manner as it affects all other shareholders of Series B Preferred Stock.

         9. Notices. All notices permitted or required hereunder shall be in writing and shall be delivered by hand, by overnight courier providing regular nationwide service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Company or the Holder, as the case may be, at the address of such party below:

               (i)  if to the Company to:

                         Cytokinetics, Incorporated
                         Attn: Robert Blum, Vice President, Business Development 280 East Grand Avenue
                         South San Francisco, CA 94080

               (ii) if to the Holder to:

                         The Magnum Trust
                         c/o Peter E.F. Newbald
                         No. 1 Seaton Place
                         St. Helier, Jersey JE4 SYJ
                         Channel Islands

                   With a copy of any notice to Holder to:

                   Gregory Tolaram
                   Hamilton Capital Limited
                   101 Front Street
                   Mercury House
                   Hamilton HM 12, Bermuda

         Notices given by mail shall be deemed to be effective on the earlier of the date shown on proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, five (5) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. The Company and any Holder may change the address specified above by written notice to the other party hereto.

         10. Miscellaneous. This Warrant may be amended and any term of this Warrant may be waived only by a written instrument signed by the Company and the Warrant holder. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state applied without reference to conflict of laws principles except to the extent that the Warrant Shares and terms relating thereto are governed by Delaware law.

Dated: As of August 30, 1999

                                           CYTOKINETICS, INCORPORATED

                                           /s/ James Sabry
                                           ---------------------------------
                                           Name: JAMES SABRY
                                           Title: PRESIDENT AND CEO

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO: CYTOKINETICS, INCORPORATED

         (1) The undersigned hereby elects to purchase _____ shares of Series B Preferred Stock of Cytokinetics, Incorporated pursuant to the terms of the attached Warrant, and tenders payment of the purchase price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Series B Preferred Stock in the name of the undersigned.

         (3) The undersigned represents that the aforesaid shares of Series B Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)

                                               _________________________________
                                               (Signature)

                                               _________________________________
                                               (Print Name)

                                    EXHIBIT B

                              NOTICE OF CONVERSION

         To: ___________________

         (1) The undersigned Warrant Holder hereby elects to exercise its conversion rights under Section 2(b) of the Warrant dated as of_______________________, 1999 between Cytokinetics, Incorporated and such Holder (the "Warrant") and to acquire________________shares of stock of Cytokinetics, Incorporated pursuant to such Section 2(b).

         (2) In exercising its rights to convert the Warrant, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 3(a) of the Warrant.

         (3) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below.

                                               _________________________________
                                               (name for issuance)

                                               _________________________________
                                               (address)

                                               _________________________________
                                               (address)

                                               WARRANT HOLDER:

                                               _________________________________
                                               (Warrant Holder signature)

                                               Date:____________________________

                                    EXHIBIT C

                       INVESTMENT REPRESENTATION STATEMENT

         STOCKHOLDER       :     ___________________________

         COMPANY           :     Cytokinetics, Incorporated

         SECURITY          :     Series B Preferred Stock

         AMOUNT            :

         DATE              :

In connection with the purchase of the above-listed Securities, the undersigned Stockholder represents to the Company the following:

                  (a) Stockholder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Stockholder is acquiring these Securities for investment for Stockholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  (b) Stockholder acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Stockholder's investment intent as expressed herein. In this connection, Stockholder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Stockholder's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Stockholder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Stockholder further acknowledges and understands that the Company is under no obligation to register the Securities except as described in the Amended and Restated Investor Rights Agreement of even date herewith. Stockholder understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

                  (c) Stockholder is familiar with the provision of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

                  The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of certain conditions of
Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144, and
(4) the timely filing of a Form 144, if applicable.

                  (d) Stockholder further understands that in the event all of the applicable requirements of 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Stockholder understands that no assurances can be given that any such other registration exemption will be available in such event.

                                             Signature of Stockholder;

                                             Date: ________________________

                                      -2-